UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K
                                Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES ACT OF 1934.

          Date of Report (Date of Earliest even reported):
                              December 10, 2004

                    Commission file number 000-31735

                        NANOSIGNAL CORPORATION, INC.
          (Exact Name of Registrant as specified in its charter)



        Nevada                                          88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

                            5440 W Sahara Ave, Suite 206
                       (Address of principal executive offices)

                              Las Vegas, NV  89146
                            (City, State and Zip Code)

                                    (702) 227-5111
                   Company's telephone number, including area code

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5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

A meeting of the Board of Directors of NanoSignal Corp. was held on December 10, 2004 to amend the new officers of the corporation. Michael C. Hill Esq. is the new Secretary Treasurer and Micheal Devanney is the Chief Financial Officer. Ernie Bartels remains President & CEO.

Ernie Bartels has experience in many phases of business operations and will help the company grow. He is highly recommended and previously served as President of Executive Mortgage Bankers Limited, a mortgage banking business licensed across the United States. The company is recognized by Inc. Magazine as among the fastest growing Top 500 Companies three years in a row.
Mr. Bartels will take on the challenge of making the company a top-ranked company with a variety of highly graded technologies.

Micheal Devanney has a strong relationships background with major banking concerns such as Hong Kong Shanghai Banking Corp. (HSBC), Republic Bank of New York and Morgan Stanley. Through his previous employment with these firms, his knowledge of banking and financing will be an asset to assist in NanoSignal Corp.'s new endeavors. Mr. Devanney has more than 40 years of experience in the banking field.

Melbourne Joseph will act as NanoSignal Corp.'s labor relations consultant and advisor. Mr. Joseph will utilize his experience as an attorney, a labor union negotiator and arbitrator to further the development of the company.

December 13, 2004                        NANOSIGNAL CORPORATION, INC.
                                            /s/ Ernie Bartels
                                          ----------------------
                                               Ernie Bartels
                                              President & CEO